Exhibit 10.1

FOURTH Amendment

to

AMENDED AND RESTATED Loan and security agreement

This Fourth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 27th day of January, 2017 by and between SILICON VALLEY BANK (“Bank”) and ASPEN AEROGELS, INC., a Delaware corporation (“Borrower”) whose address is 30 Forbes Road, Building B, Northborough, Massachusetts 01532.

Recitals

A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 3, 2014, as amended by that certain Consent and First Amendment to Amended and Restated Loan and Security Agreement dated as of August 19, 2016, as further amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of November 23, 2016, and as further amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 29, 2016 (as amended, and as the same may from time to time be further amended, restated, amended and restated, modified and/or supplemented, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendment to Loan Agreement.

2.1Section 2.3 (Overadvances).  Section 2.3 is amended by deleting the reference to “the Default Rate” therein and inserting in lieu thereof “a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.00%)”.

2.2Section 3.2(a) and (b) (Conditions Precedent to all Credit Extensions).  Subsections (a) and (b) of Section 3.2 are amended in their entirety and replaced with the following:

“(a)receipt of the Notice of Borrowing and any materials and documents required by and in accordance with Section 3.4(a);

(b)the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or immediately result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”

2.3Section 3.4(a) (Procedures for Borrowing).  Section 3.4(a) is amended in its entirety and replaced with the following:

“(a)Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, an Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank in the form of a Notice of Borrowing or without instructions if any Advances is necessary to meet Obligations which have become due, and such Notice of Borrowing shall indicate whether Borrower is requesting an Advance with respect to Eligible Accounts, Eligible Foreign Accounts, or Eligible Inventory, as applicable.  The Notice of Borrowing shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such Notice of Borrowing shall be in the form attached hereto as Exhibit C and shall be executed by an Authorized Signer.  The Notice of Borrowing must be received by Bank prior to 12:00 p.m. Eastern time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of any LIBOR Advance, and (ii) on the requested Funding Date, in the case of a Prime Rate Advance, specifying: (1) the amount of the Advance; (2) the Currency in which such Advance shall be denominated; (3) the requested Funding Date; (4) whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and (5) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month.  In addition to such Notice of Borrowing, when a Streamline Period is not in effect, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion.”

2.4Section 6.2 (a) and (b) (Financial Statements, Reports, Certificates).  Subsections (a) and (b) of Section 6.2 are amended in their entirety and replaced with the following:

“(a)a Borrowing Base Report (and any schedules related thereto (i) with each request for an Advance, (ii) on the fifteenth (15th) day (if the 15th is not a Business Day, on the preceding Business Day) and last day of each month when a Streamline Period is not in effect, and (iii) within twenty (20) days after the end of each month when a Streamline Period is in effect;

(b)(1) within twenty (20) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue report, and general ledger; and (2) perpetual inventory reports for Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment (i) on the fifteenth (15th) day (if the 15th is not a Business Day, on the preceding Business Day) and last day of each month when a Streamline Period is not in effect, and (ii) within twenty (20) days after the end of each month when a Streamline Period is in effect;”

2.5Section 6.3(c) (Accounts Receivable; Collection of Accounts).  Subsection (c) of Section 6.3 is amended in its entirety and replaced with the following:

“(c)Collection of Accounts.  Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”).  Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account.  All amounts received in the Cash Collateral Account shall be (i) subject to the Bank’s right to maintain a reserve pursuant to Section 6.3(g), applied to immediately reduce the Obligations when a Streamline Period is not in effect (unless Bank, in its sole discretion, elects not to so apply such amounts), or (ii) transferred on a daily basis to Borrower’s operating account with Bank when a Streamline Period is in effect.  Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).”

2.6Section 6.3(e) (Accounts Receivable; Verification).  Subsection (e) of Section 6.3 is amended in its entirety and replaced with the following:

“(e)Verifications; Confirmations; Credit Quality; Notifications.  Bank may, from time to time, after consultation with the Borrower, verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account.”

2.7Section 6.3(g) (Accounts Receivable).  Section 6.3 is hereby amended by inserting the following new subsection (g) immediately following subsection (f) thereof:

“(g)Reserves.  Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above (including amounts otherwise required to be transferred to Borrower’s operating account with Bank when a Streamline Period is in effect) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.”

2.8Section 6.6 (Access to Collateral; Books and Records).  Section 6.6 is amended in its entirety and replaced with the following:

“6.6Access to Collateral; Books and Records.  At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary.  The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  In the event Borrower and Bank schedule an audit more than five (5) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than five (5) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall reimburse Bank for any costs incurred by Bank, plus any out-of-pocket expenses directly relating to the cancellation or rescheduling.”

2.9Section 6.9 (Financial Covenants).  Section 6.9 is amended in its entirety and replaced with the following:

“6.9Financial Covenants.

(a)EBITDA.  Borrower shall achieve, measured as of the end of each fiscal quarter during the following periods, EBITDA of at least (loss not worse than) the following for the following periods:

Period	Minimum EBITDA (maximum loss)
Trailing three (3) month period ending December 31, 2016	($3,000,000)
Trailing six (6) month period ending March 31, 2017	($7,950,000)
Trailing nine (9) month period ending June 30, 2017	($9,400,000)
Trailing twelve (12) month period ending September 30, 2017	($8,800,000)
Trailing twelve (12) month period ending December 31, 2017	($4,250,000)

(b)Adjusted Quick Ratio.  Maintain at all times, to be certified to Bank monthly as of the last day of each month, an Adjusted Quick Ratio of at least 1.25 to 1.00.”

2.10Section 6.14 (Online Banking).  The following new Section 6.14 is hereby inserted immediately following Section 6.13:

“6.14Online Banking.  Utilize Bank’s online banking platform for all matters reasonably requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered pursuant to the terms of this Agreement.”

2.11Section 8.2(a) (Covenant Default).  Section 8.2(a) is amended in its entirety and replaced with the following:

“(a)Borrower fails or neglects to perform any obligation in Sections 6.2 (provided, however, Borrower shall have ten (10) Business Days from the scheduled due date to cure any default under clauses 6.2(b)-(d) and 6.2(i)), 6.5, 6.7(a), 6.8(a), 6.9, 6.10(b), 6.12, 6.13, or violates any covenant in Section 7; or”

2.12Section 9.2 (Power of Attorney).  Section 9.2 is amended in its entirety and replaced with the following:

“9.2Power of Attorney.  Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable following the occurrence of an Event of Default, to:  (a) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits.  Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank has no further obligation to make Credit Extensions hereunder.  Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank has no further obligation to make Credit Extensions hereunder.”

2.13Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 is amended in their entirety and replaced with the following:

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, plus (b) eighty percent (80%) of Eligible Foreign Accounts (provided, however, Eligible Foreign Accounts that are billed in a Foreign Currency shall have an advance rate of seventy percent (70%)), provided, that, the availability under this subsection (b) plus the availability under subsection (c) below shall not exceed seventy-five percent (75%) of the Borrowing Base, plus (c) (i) when a Streamline Period is not in effect, the lesser of eighty percent (80%) of Eligible Specified Accounts or One Million Dollars ($1,000,000) and (ii) during a Streamline Period, eighty percent (80%) of Eligible Specified Accounts (and with respect to subsections (c)(i) and (c)(ii) hereof, when added to the availability under subsection (b) above, in each case subject to the overall cap set forth in subsection (b) above), plus (d) the lesser of thirty-five percent (35%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or Three Million Dollars ($3,000,000), as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank in Bank’s sole discretion based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank may decrease the foregoing amounts and percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.

“LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any Advance to be made, continued as or converted into a LIBOR Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 0.0001%) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Revolving Line Maturity Date” is January 28, 2018.

2.14Section 13 (Definitions).  The preamble in the definition of Eligible Accounts set forth in Section 13.1 is deleted in its entirety and replaced with the following:

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3 and are due and owing from Account Debtors deemed creditworthy by Bank in its good faith business judgment.  Bank reserves the right upon prior written notice to

Borrower at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment.  Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:”

2.15Section 13 (Definitions).  The following new defined term is hereby inserted in Section 13.1 in the appropriate alphabetical order:

“Borrowing Base Report” is that certain report of the value of certain Collateral in the form attached hereto as Exhibit E.

2.16Section 13 (Definitions).  The following defined terms set forth in Section 13.1 are deleted in their entirety:

“Transaction Report” is the Bank’s standard reporting package provided by Bank to Borrower.

“Unfinanced Capital Expenditures” means, with respect to any Person for any period, the aggregate of all Capital Expenditures by such Person and its Subsidiaries during such period that are not financed or funded using proceeds from (a) the issuance of additional equity interests of Borrower, (b) Subordinated Debt, (c) specific equipment financing, (d) other capital permitted by Bank, and in all instances that are Capital Expenditures as determined in accordance with GAAP, or (e) government grants or other incentives.

2.17Exhibit B (Compliance Certificate).  The Compliance Certificate attached to the Loan Agreement as Exhibit B is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit B attached hereto.

2.18Exhibit E (Borrowing Base Report).  The Borrowing Base Report attached hereto as Exhibit E is hereby inserted immediately following Exhibit D of the Loan Agreement.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Updated Perfection Certificate.  Borrower has delivered an updated Perfection Certificate dated on or about the date of this Amendment (the “Updated Perfection Certificate”), which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of August 31, 2014.  Borrower and Bank acknowledge and agree that all references in the Loan Agreement to the “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

6.No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7. Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.Fees and Expenses.  Borrower agrees to promptly pay Bank, upon receipt of an invoice, Bank’s legal fees and expenses incurred in connection with this Amendment.

10.Effectiveness.  As a condition precedent to the effectiveness of this Amendment and the Bank’s obligation to make the Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Amendment, each in form and substance satisfactory to Bank:

10.1this Amendment duly executed on behalf of Borrower;

10.2the Acknowledgement of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by the Guarantor;

10.3a duly executed officer’s certificate or secretary’s certificate, attaching copies of each of (i) the organizational documents of Borrower as in effect on the date hereof, (ii) the resolutions of Borrower authorizing the execution and delivery of this Amendment, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower;

10.4a good standing certificate of Borrower, certified by the Secretary of State of the jurisdiction of formation and each jurisdiction in which Borrower is qualified to do business, dated as of a date no earlier than thirty (30) days prior to the date hereof;

10.5certified copies, dated as of a recent date, of financing statement and other lien searches of Borrower and Guarantor, as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with the execution of this Amendment, or (ii) in the sole discretion of Bank, will constitute Permitted Liens;

10.6evidence satisfactory to Bank that the insurance policies required for Borrower are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;

10.7the Updated Perfection Certificate executed by Borrower, together with the duly executed original signature thereto; and

10.8Borrower’s payment of a fully earned, non-refundable amendment fee in an amount equal to Fifty Thousand Dollars ($50,000), payable on the date of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: _/s/ Christopher Leary________ Name: __ Christopher Leary ______ Title: Director_________________	ASPEN AEROGELS, INC. By: /s/ John F. Fairbanks_________ Name: _ John F. Fairbanks _______ Title: Chief Financial Officer ____

Schedule 1

ACKNOWELDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY

Section 1.Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of even date herewith (“the “Amendment”).

Section 2.Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instruction delivered in connection herewith.

Section 3.Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of January 27, 2017.

GUARANTOR:	ASPEN AEROGELS RHODE ISLAND LLC

By: /s/ John F. Fairbanks ________

Name: _ John F. Fairbanks ______

Title: __ Chief Financial Officer _

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:SILICON VALLEY BANKDate:
FROM:  ASPEN AEROGELS, INC.

The undersigned authorized officer of Aspen Aerogels, Inc. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended and in effect, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Quarterly financial statements	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, and Deferred Revenue reports	Monthly within 20 days	Yes No
Borrowing Base Reports and Inventory reports	15th and last Business Day of each month (monthly within 20 days when a Streamline Period is in effect) and with each request for a Credit Extension;	Yes No
Projections	FYE within 30 days	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum EBITDA	*	$	Yes No
Minimum Adjusted Quick Ratio	1.25:1.00	:1.00	Yes No

             *See Section 6.9(a)

Performance Pricing		Applies

Adjusted Quick Ratio at least 1.50:1.00

Prime + 0.75% (Eligible Accounts) or Prime + 1.25% (Eligible Foreign Accounts and Eligible Inventory); LIBOR + 3.75% (Eligible Accounts) or LIBOR +4.25% (Eligible Foreign Accounts  and Eligible Inventory)

Yes No
Adjusted Quick Ratio less than 1.50:1.00	Prime + 1.25% (Eligible Accounts); Prime + 1.75% (Eligible Foreign Accounts and Eligible Inventory)	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

ASPEN AEROGELS, INC. By: Name: Title:

BANK USE ONLY

Received by: _____________________
authorized signer

Date: _________________________

Verified: ________________________
authorized signer

Date: _________________________

Compliance Status:Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

I.EBITDA (Section 6.9(a))

Required:	Borrower shall achieve, measured as of the end of each fiscal quarter during the following periods, EBITDA of at least (loss not worse than) the following for the following periods:

Period	Minimum EBITDA (maximum loss)
Trailing three (3) month period ending December 31, 2016	($3,000,000)
Trailing six (6) month period ending March 31, 2017	($7,950,000)
Trailing nine (9) month period ending June 30, 2017	($9,400,000)
Trailing twelve (12) month period ending September 30, 2017	($8,800,000)
Trailing twelve (12) month period ending December 31, 2017	($4,250,000)

Actual:

A.	Net Income	$
B.	To the extent included in the determination of Net Income
	1.The provision for income taxes	$
	2.Depreciation expense	$
	3.Amortization expense	$
	4.Net Interest Expense	$
	5.Non-cash stock compensation expense	$
	6.The sum of lines 1 through 5	$
C.	EBITDA (line A plus line B.6)

Is line C equal to or greater than $___________?

  No, not in compliance  Yes, in compliance

II.Minimum Adjusted Quick Ratio (Section 6.9(b))

Required:	Maintain at all times, to be certified to Bank monthly as of the last day of each month, an Adjusted Quick Ratio of at least 1.25 to 1.00.

Actual:

A.	Aggregate value of the unrestricted cash of Borrower maintained with Bank	$
B.	Aggregate value of accounts receivable of Borrower, net of allowances for bad debt	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate value of Obligations to Bank	$
E.	Without duplication of line D, the aggregate value of liabilities of Borrower (including all Indebtedness) that matures within one (1) year, but excluding all Subordinated Debt	$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
H.	Line F minus line G	$
I.	Adjusted Quick Ratio (line C divided by line H)	:1.00

Is line I equal to or greater than 1.25 to 1.00?

  No, not in compliance  Yes, in compliance

EXHIBIT E

BORROWING BASE REPORT

[To be provided by Bank]